UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2018

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 McLaws Cir. Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on April 28, 2017, the Company entered into a 10% Senior Secured Convertible Note due April 28, 2018, in the principal amount of $6,200,000 (the “Convertible Note”) with Santiago Business Co. International Ltd. (the “Note Holder”).

The Company and the Note Holder have agreed to extend the maturity of the Convertible Note to April 28, 2019, and to add the following collateral arrangements:

-

the Company has agreed to grant the Note Holder a security interest in the six L-1011 aircraft recently acquired by the Company (the “L-1011s”), and in the Company’s membership interest in Tristar Air, LLC, the Company’s wholly owned subsidiary which is the direct owner of the L-1011s;

-	the Company has agreed to grant the Note Holder the sole option to purchase the Company’s Gulfstream Corporation G-IV Aircraft for an amount of $2,000,000 in the event of default; and

-	the Company has agreed to grant the Note Holder the sole option to purchase the L-1011s as a group for $2,000,000 in the event of default.

All other terms of the Convertible Note remain unchanged,

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 2.03 is repeated herein in full and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: April 30, 2018	By:	/s/ Johan Aksel Bergendorff
	Name:	Johan Aksel Bergendorff
	Title:	Chief Financial Officer

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